As filed with the Securities and Exchange Commission on April 17, 2007

Registration No. 333-141491

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT of 1933

Kinder Morgan Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	76-0380342
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Joseph Listengart
500 Dallas Street, Suite 1000	500 Dallas Street, Suite 1000
Houston, Texas 77002	Houston, Texas 77002
(713) 369-9000	(713) 369-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s agent for service of process)

Copy to:

Gary W. Orloff
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2770
Phone: (713) 221-1306
Fax: (713) 221-2166

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to $2,000,000,000 of Kinder Morgan Energy Partners, L.P. securities previously registered on Registration Statement No. 333-122424 which was declared effective on February 9, 2005 (the “Previously Registered Securities”). This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-122424 pursuant to which the total amount of unsold Previously Registered Securities registered on Registration Statement No. 333-122424 may be offered and sold together with the securities registered hereunder through the use of the combined prospectus included herein. In the event such Previously Registered Securities are offered and sold prior to the effective date of this Registration Statement, the amount of such Previously Registered Securities so sold will not be included in the prospectus hereunder.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-141491) of Kinder Morgan Energy Partners Inc. is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 1 does not modify any provision of the Prospectus constituting Part I or Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the Prospectus and those Items of Part II have not been included in this Amendment No. 1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.   Exhibits.

Exhibit Number		Description of Exhibit
1.1	**	—Form of Underwriting Agreement—Debt Securities.
1.2	**	—Form of Underwriting Agreement—Equity Securities.
1.3	**	—Underwriting Agreement Standard Provisions, dated as of March 1, 2007.
4.1

—Form of certificate representing the common units of Kinder Morgan Energy Partners, L.P. (filed as Exhibit 4 to Kinder Morgan Energy Partners, L.P.’s registration statement on Form S-1, Registration No. 333-48142, and incorporated herein by reference).

4.2

—Form of Senior Indenture, dated as of January 31, 2003, between Kinder Morgan Energy Partners, L.P. and Wachovia Bank, National Association, as Trustee (filed as Exhibit 4.2 to Kinder Morgan Energy Partners, L.P.’s registration statement on Form S-3, Registration No. 333-102961, and incorporated herein by reference).

4.3

—Form of Senior Note of Kinder Morgan Energy Partners, L.P. (included in the Form of Senior Indenture filed as Exhibit 4.2 to Kinder Morgan Energy Partners, L.P.’s registration statement on Form S-3, Registration No. 333-102961, and incorporated herein by reference).

4.4

—Form of Subordinated Indenture, dated as of January 31, 2003, between Kinder Morgan Energy Partners, L.P. and Wachovia Bank, National Association, as Trustee (filed as Exhibit 4.4 to Kinder Morgan Energy Partners, L.P.’s registration statement on Form S-3, Registration No. 333-102961, and incorporated herein by reference).

4.5

—Form of Subordinated Note of Kinder Morgan Energy Partners, L.P. (included in the Form of Subordinated Indenture filed as Exhibit 4.4 to Kinder Morgan Energy Partners, L.P.’s registration statement on Form S-3, Registration No. 333-102961, and incorporated herein by reference).

5.1	*	—Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.
8.1	**	—Opinion of Bracewell & Giuliani LLP as to certain federal income tax matters.
12.1

—Calculation of Consolidated Ratios of Earnings to Fixed Charges (filed as Exhibit 12.1 to Kinder Morgan Energy Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference).

23.1	*	—Consent of Bracewell & Giuliani LLP (included in their opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto).
23.2	**	—Consent of PricewaterhouseCoopers LLP.
23.3	**	—Consent of PricewaterhouseCoopers LLP.
23.4	**	—Consent of Netherland, Sewell & Associates, Inc.
24.1	**	—Powers of attorney.
25.1	**	—Form T-1 Statement of Eligibility related to Senior Indenture under the Trust Indenture Act of U.S. Bank National Association.
25.2	**	—Form T-1 Statement of Eligibility related to Subordinated Indenture under the Trust Indenture Act of U.S. Bank National Association.

*                    Filed herewith.

**    Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 17, 2007.

KINDER MORGAN ENERGY PARTNERS, L.P. (A Delaware Limited Partnership)
By:	Kinder Morgan G.P., Inc., its general partner
	By:	Kinder Morgan Management, LLC, its delegate
		By:	/s/ JOSEPH LISTENGART
Joseph Listengart Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 or amendment thereto has been signed below by the following persons in the indicated capacities on April 17, 2007.

	Signature	Title
	/s/ RICHARD D. KINDER	Director, Chairman of the Board and Chief
	Richard D. Kinder	Executive Officer of Kinder Morgan Management, LLC (Principal Executive Officer)
	/s/ KIMBERLY A. DANG	Vice President and Chief Financial Officer of
	Kimberly A. Dang	Kinder Morgan Management, LLC (Principal Financial Officer and Principal Accounting Officer)
	/s/ EDWARD O. GAYLORD*	Director of Kinder Morgan Management, LLC
Edward O. Gaylord
	/s/ GARY L. HULTQUIST*	Director of Kinder Morgan Management, LLC
Gary L. Hultquist
	/s/ C. PARK SHAPER*	Director of Kinder Morgan Management, LLC
C. Park Shaper
	/s/ PERRY M. WAUGHTAL*	Director of Kinder Morgan Management, LLC
Perry M. Waughtal
*By:	/s/ JOSEPH LISTENGART
Joseph Listengart Attorney-in-fact for persons indicated

II-2

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
1.1	**	—Form of Underwriting Agreement—Debt Securities.
1.2	**	—Form of Underwriting Agreement—Equity Securities.
1.3	**	—Underwriting Agreement Standard Provisions, dated as of March 1, 2007.
4.1

—Form of certificate representing the common units of Kinder Morgan Energy Partners, L.P. (filed as Exhibit 4 to Kinder Morgan Energy Partners, L.P.’s registration statement on Form S-1, Registration No. 333-48142, and incorporated herein by reference).

4.2

—Form of Senior Indenture, dated as of January 31, 2003, between Kinder Morgan Energy Partners, L.P. and Wachovia Bank, National Association, as Trustee (filed as Exhibit 4.2 to Kinder Morgan Energy Partners, L.P.’s registration statement on Form S-3, Registration No. 333-102961, and incorporated herein by reference).

4.3

—Form of Senior Note of Kinder Morgan Energy Partners, L.P. (included in the Form of Senior Indenture filed as Exhibit 4.2 to Kinder Morgan Energy Partners, L.P.’s registration statement on Form S-3, Registration No. 333-102961, and incorporated herein by reference).

4.4

—Form of Subordinated Indenture, dated as of January 31, 2003, between Kinder Morgan Energy Partners, L.P. and Wachovia Bank, National Association, as Trustee (filed as Exhibit 4.4 to Kinder Morgan Energy Partners, L.P.’s registration statement on Form S-3, Registration No. 333-102961, and incorporated herein by reference).

4.5

—Form of Subordinated Note of Kinder Morgan Energy Partners, L.P. (included in the Form of Subordinated Indenture filed as Exhibit 4.4 to Kinder Morgan Energy Partners, L.P.’s registration statement on Form S-3, Registration No. 333-102961, and incorporated herein by reference).

5.1	*	—Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.
8.1	**	—Opinion of Bracewell & Giuliani LLP as to certain federal income tax matters.
12.1

—Calculation of Consolidated Ratios of Earnings to Fixed Charges (filed as Exhibit 12.1 to Kinder Morgan Energy Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference).

23.1	*	—Consent of Bracewell & Giuliani LLP (included in their opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto).
23.2	**	—Consent of PricewaterhouseCoopers LLP.
23.3	**	—Consent of PricewaterhouseCoopers LLP.
23.4	**	—Consent of Netherland, Sewell & Associates, Inc.
24.1	**	—Powers of attorney.
25.1	**	—Form T-1 Statement of Eligibility related to Senior Indenture under the Trust Indenture Act of U.S. Bank National Association.
25.2	**	—Form T-1 Statement of Eligibility related to Subordinated Indenture under the Trust Indenture Act of U.S. Bank National Association.

*                    Filed herewith.

**             Previously filed.